Exhibit 99.1
Penumbra, Inc. Reports First Quarter 2024 Financial Results

ALAMEDA, Calif., May 7, 2024 /PRNewswire/ -- Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the first quarter ended March 31, 2024.
•Revenue of $278.7 million in the first quarter of 2024, an increase of 15.4% or 15.2% in constant currency1, compared to the first quarter of 2023.
•U.S. thrombectomy revenue of $150.3 million in the first quarter of 2024 increased 35.2% compared to the first quarter of 2023.
•Non-GAAP income from operations1 of $19.3 million in the first quarter of 2024.
•Adjusted EBITDA1 of $37.6 million and adjusted EBITDA margin of 13.5% in the first quarter of 2024.
•Cash and marketable investments increased $24.3 million in the first quarter of 2024 compared to the fourth quarter of 2023 driven by an increase in profitability and improvements in working capital.
•Strong growth trends in the first quarter reinforce our total revenue and U.S. thrombectomy revenue guidance ranges of 16-20% and 27-30%, respectively, for full year 2024.

First Quarter 2024 Financial Results
Total revenue increased to $278.7 million for the first quarter of 2024 compared to $241.4 million for the first quarter of 2023, an increase of 15.4%, or 15.2% in constant currency1. The United States represented 75.2% of total revenue and international represented 24.8% of total revenue for the first quarter of 2024. Revenue from the U.S. increased 22.0% while revenue from our international regions decreased 0.7%, or 1.7% in constant currency1. Revenue from sales of our global thrombectomy products grew to $187.7 million in the first quarter of 2024, an increase of 29.5%, or 29.3% in constant currency1 over the same period a year ago, driven primarily by the sales of our U.S. thrombectomy products which increased by 35.2% over the same period a year ago. Revenue from sales of our global embolization and access products declined to $91.0 million for the first quarter of 2024, a decrease of 5.7%, or 6.0% in constant currency1 from the same period a year ago, driven primarily by our international embolization and access products which decreased by 11.6% over the same period a year ago.

Gross profit for the first quarter of 2024 was $181.1 million, or 65.0% of total revenue compared to $151.1 million, or 62.6% of total revenue, for the first quarter of 2023. Gross margin is impacted by product mix, regional mix, and production initiatives to support demand and create future efficiencies. As such, with favorable product mix, improvement in productivity, and by leveraging our fixed costs on higher volume of new product sales during the year, our gross margin may be positively impacted in the future.

Total operating expenses, including a $2.4 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition for both periods and $4.8 million in non-recurring litigation related expenses for the first quarter of 2024, were $169.0 million, or 60.7% of total revenue for the first quarter of 2024, and $143.1 million, or 59.3% of total revenue, for the first quarter of 2023. Excluding the charges noted above, total non-GAAP operating expenses1 were $161.8 million, or 58.1% of total revenue, for the first quarter of 2024, and $140.7 million, or 58.3% of total revenue for the first quarter of 2023, respectively. R&D expenses were $24.6 million for the first quarter of 2024, compared to $20.0 million for the first quarter of 2023. SG&A expenses were $144.4 million for the first quarter of 2024, compared to $123.1 million for the first quarter of 2023.

Income from operations was $12.1 million for the first quarter of 2024, compared to income from operations of $8.0 million for the first quarter of 2023. Excluding the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition of $2.4 million for both periods and $4.8 million in non-recurring litigation related expenses for the first quarter of 2024, non-GAAP income from operations1 was $19.3 million for the first quarter of 2024 compared to non-GAAP income from operations of $10.4 million for the first quarter of 2023.

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Full Year 2024 Financial Outlook
The Company reiterates guidance for total revenue for 2024 to be in the range of $1,230.0 million to $1,270.0 million, representing year over year growth of 16% to 20% compared to 2023 revenue of $1,058.5 million. The Company also continues to project the U.S. thrombectomy franchise will grow 27% to 30% year-over-year, primarily driven by its Computer-Assisted Vacuum Thrombectomy (“CAVT”) products. The Company also continues to expect gross margin expansion in the range of 100 to 150 basis points and total non-GAAP operating margin expansion in the range of 100 to 200 basis points in 2024 compared to full year 2023.
Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the first quarter 2024 financial results after market close on Tuesday, May 7, 2024 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (888) 596-4144 for domestic and international callers (conference id: 7567226), or the webcast can be accessed on the “Events and Presentations” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for at least two weeks following the completion of the call.
About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets novel products and has a broad portfolio that addresses challenging medical conditions in markets with significant unmet need. Penumbra supports healthcare providers, hospitals and clinics in more than 100 countries. For more information, visit www.penumbrainc.com and connect on Twitter and LinkedIn.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) constant currency, b) non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted earnings per share (“EPS”) and c) adjusted EBITDA.

Constant Currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted EPS. The adjustments to the GAAP financial measures reflect the exclusion of:

•the effect of the amortization of finite lived intangible assets acquired in connection with the Sixense acquisition over their estimated useful lives;
•the excess tax benefits associated with share-based compensation arrangements; and
•non-recurring litigation related expenses.

Adjusted EBITDA. The Company's adjusted EBITDA reflects the exclusion from GAAP net income of:

•non-cash operating charges such as stock-based compensation and depreciation and amortization;
•non-operating items such as interest income, interest expense, and provision for (benefit from) income taxes; and
•non-recurring litigation related expenses.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition, the excess tax benefits associated with share-based compensation arrangements, and expenses related to certain litigation matters that we have determined are not a normal or recurring part of our business, including settlement costs and legal fees. Further, we consider adjusted EBITDA a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding non-cash operating charges such as stock-based compensation and depreciation and amortization, non-operating items such as interest income, interest expense, and provision for (benefit from) income taxes and non-recurring litigation related expenses.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 22, 2024. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$223,114	$167,486
Marketable investments	90,360	121,701
Accounts receivable, net	191,989	201,768
Inventories	398,366	388,023
Prepaid expenses and other current assets	31,194	36,424
Total current assets	935,023	915,402
Property and equipment, net	75,744	72,691
Operating lease right-of-use assets	185,845	188,756
Finance lease right-of-use assets	30,234	31,092
Intangible assets, net	68,421	71,056
Goodwill	166,103	166,270
Deferred taxes	84,661	85,158
Other non-current assets	33,814	25,880
Total assets	$1,579,845	$1,556,305
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,454	$27,155
Accrued liabilities	106,549	110,555
Current operating lease liabilities	11,520	11,203
Current finance lease liabilities	2,280	2,231
Total current liabilities	152,803	151,144
Non-current operating lease liabilities	194,537	197,229
Non-current finance lease liabilities	23,098	23,680
Other non-current liabilities	5,876	5,308
Total liabilities	376,314	377,361
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	1,062,470	1,047,198
Accumulated other comprehensive loss	(4,838)	(3,151)
Retained earnings	145,860	134,858
Total stockholders’ equity	1,203,531	1,178,944
Total liabilities and stockholders’ equity	$1,579,845	$1,556,305

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue	$278,655	$241,398
Cost of revenue	97,516	90,326
Gross profit	181,139	151,072
Operating expenses:
Research and development	24,626	19,986
Sales, general and administrative	144,412	123,078
Total operating expenses	169,038	143,064
Income from operations	12,101	8,008
Interest and other income, net	2,525	644
Income before income taxes	14,626	8,652
Provision for income taxes	3,624	90
Net income	$11,002	$8,562

Net income per share:
Basic	$0.28	$0.22
Diluted	$0.28	$0.22
Weighted average shares outstanding:
Basic	38,717,334	38,186,342
Diluted	39,387,359	39,075,388

Penumbra, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Income from Operations to Non-GAAP Operating Expenses and Non-GAAP Income from Operations1
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023
GAAP operating expenses	$169,038	$143,064
GAAP operating expenses includes the effect of the following items:
Non-recurring litigation related expenses	4,823	—
Amortization of finite lived intangible assets acquired	2,380	2,380
Non-GAAP operating expenses	$161,835	$140,684

GAAP income from operations	$12,101	$8,008
GAAP income from operations includes the effect of the following items:
Non-recurring litigation related expenses	4,823	—
Amortization of finite lived intangible assets acquired	2,380	2,380
Non-GAAP income from operations	$19,304	$10,388

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Penumbra, Inc.
Reconciliation of GAAP Net Income and GAAP Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31, 2024		Three Months Ended March 31, 2023
	Net income	Diluted EPS	Net income	Diluted EPS
GAAP net income	$11,002	$0.28	$8,562	$0.22
GAAP net income includes the effect of the following items:
Non-recurring litigation related expenses	4,823	0.12	—	—
Amortization of finite lived intangible assets acquired	2,380	0.06	2,380	0.06
Tax effects on the non-GAAP adjustments above[2]	(1,736)	(0.04)	(558)	(0.01)
Excess tax benefits related to stock compensation awards	(287)	(0.01)	(1,440)	(0.04)
Non-GAAP net income	$16,182	$0.41	$8,944	$0.23

GAAP diluted EPS		$0.28		$0.22
Non-GAAP diluted EPS		$0.41		$0.23

Weighted average shares outstanding used to compute:
GAAP diluted EPS	39,387,359		39,075,388
Non-GAAP diluted EPS	39,387,359		39,075,388

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2For the three months ended March 31, 2024 and 2023, management used a combined federal and state tax rate of 24.10% and 23.44%, respectively, to compute the tax effect of non-GAAP adjustments.

Penumbra, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted EBITDA Margin1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended March 31,
	2024	2023
GAAP net income	$11,002	$8,562
Adjustments to GAAP net income:
Depreciation and amortization expense	7,519	6,575
Interest income, net	(2,891)	(554)
Provision for income taxes	3,624	90
Stock-based compensation expense	13,569	12,766
Non-recurring litigation related expenses	4,823	—
Adjusted EBITDA	$37,646	$27,439

Revenue	$278,655	$241,398
Adjusted EBITDA	$37,646	$27,439
Adjusted EBITDA margin	13.5%	11.4%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended March 31,		Reported Change		FX Impact	Constant Currency Change
	2024	2023	$	%	$	$	%
United States	$209,644	$171,879	$37,765	22.0%	$—	$37,765	22.0%
International	69,011	69,519	(508)	(0.7)%	(640)	(1,148)	(1.7)%
Total	$278,655	$241,398	$37,257	15.4%	$(640)	$36,617	15.2%

Penumbra, Inc.
Reconciliation of Revenue Change by Product Categories and Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended March 31,		Reported Change		FX Impact	Constant Currency Change
	2024	2023	$	%	$	$	%
Thrombectomy	$187,703	$144,980	$42,723	29.5%	$(309)	$42,414	29.3%
Embolization and Access	90,952	96,418	(5,466)	(5.7)%	(331)	(5,797)	(6.0)%
Total	$278,655	$241,398	$37,257	15.4%	$(640)	$36,617	15.2%

	Three Months Ended March 31,		Reported Change		FX Impact	Constant Currency Change
	2024	2023	$	%	$	$	%
Thrombectomy
United States	$150,284	$111,189	$39,095	35.2%	$—	$39,095	35.2%
International	37,419	33,791	3,628	10.7%	(309)	3,319	9.8%
Total Thrombectomy	187,703	144,980	42,723	29.5%	(309)	42,414	29.3%
Embolization and Access
United States	59,360	60,690	(1,330)	(2.2)%		(1,330)	(2.2)%
International	31,592	35,728	(4,136)	(11.6)%	(331)	(4,467)	(12.5)%
Total Embolization and Access	90,952	96,418	(5,466)	(5.7)%	(331)	(5,797)	(6.0)%
Total	$278,655	$241,398	$37,257	15.4%	$(640)	$36,617	15.2%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.